Exhibit 99.4

GREENLANE HOLDINGS, INC.
1095 BROKEN SOUND PARKWAY
SUITE 300
BOCA RATON, FL 33847

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57195-P59657

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREENLANE HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Aaron LoCascio	☐	☐	☐
1b. Adam Schoenfeld	☐	☐	☐
1c. Neil Closner	☐	☐	☐
1d. Richard Taney	☐	☐	☐
1e. Jeff Uttz	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
3. Approval and adoption of the definitive agreement and plan of merger (the "Merger Agreement"), dated as of March 31, 2021, by and among Greenlane, Merger Sub Gotham 1, LLC, a wholly-owned subsidiary of Greenlane ("Merger Sub 1"), Merger Sub Gotham 2, LLC, a wholly owned subsidiary of Greenlane ("Merger Sub 2") and KushCo Holdings, Inc. ("KushCo"). Pursuant to the Merger Agreement, Greenlane and KushCo will combine through a merger of Merger Sub 1 with and into KushCo with KushCo as the surviving corporation and a wholly owned subsidiary of Greenlane ("Initial Surviving Corporation") (such merger, "Merger 1") and a merger of the Initial Surviving Corporation with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly owned subsidiary of Greenlane ("Merger 2," and, together with Merger 1, the "Mergers") (the "Greenlane Merger Proposal").	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
4. Approval and adoption of the Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc. (the "Greenlane Charter Amendment Proposal").	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
5. Approval of the issuance of Greenlane Class A common stock in connection with the closing of Merger 1 (the "Greenlane Stock Issuance Proposal").	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
6. Approval of the Amended and Restated Greenlane Holdings, Inc. 2019 Equity Incentive Plan (the "Greenlane Plan Proposal").	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
7. Approval of one or more adjournments of the Greenlane annual meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal.	☐	☐	☐

NOTE: We may conduct such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D57196-P59657 GREENLANE HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS August 26, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Aaron LoCascio and Douglas Fischer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Greenlane Holdings, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on August 26, 2021, at our corporate offices located at 1095 Broken Sound Parkway, Suite 300, Boca Raton, Florida 33487, and any adjournment or postponement thereof. The Company's Board of Directors recommends a vote "FOR" Proposals 1, 2, 3, 4, 5, 6, and 7. For the proposals set forth on this proxy, you may vote "FOR" or "AGAINST," or you may ABSTAIN from voting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. CONTINUED AND TO BE SIGNED ON REVERSE SIDE